Exhibit 99.1

Volt Information Sciences Reports Fiscal 2017 Third Quarter
Financial Results

NEW YORK, NY, September 7, 2017 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-MKT: VISI), an international provider of staffing services and technology outsourcing services, today reported results for its fiscal 2017 third quarter ended July 30, 2017. Key highlights include:

•
Net revenue of $289.9 million, down 12.3% or $40.7 million year-over-year; on a same store basis, excluding net revenue contributed from businesses sold or exited during the past year and the effect of foreign exchange rate fluctuations, net revenue declined 7.2% year-over-year

•	Gross margin percentage of 15.8% increased 109 basis points year-over-year

•	Operating loss of $1.5 million, improved 26.4% or $0.5 million year-over-year

•	Selling, administrative and other operating costs of $46.9 million improved 5.3% year-over-year

Commenting on Volt’s third quarter performance, Michael Dean, President and CEO, said, “While Volt’s third quarter results showed continued evidence of improvements in several key financial and operational metrics, our progress in driving revenue growth was disappointing. During the quarter, we continued to benefit from our focus on higher margin business with third quarter gross margins of 15.8% expanding once again on both a sequential quarter and year-over-year basis. Third quarter selling, administrative and other operating costs improved by 5.3%, or $2.6 million, compared with the third quarter last year.”

Mr. Dean continued, “We continued to add to our book of business with important new client relationships established in the quarter.  However, third quarter revenues of $289.9 million fell short of our expectations. Initiatives are underway to improve our revenue performance in future periods and I am confident we can successfully meet our challenges to achieve sustainable profitable growth.”

Fiscal 2017 Third Quarter Results
Total revenue for the fiscal 2017 third quarter was $289.9 million, down $40.7 million, or 12.3%, compared to $330.6 million in the third quarter of fiscal 2016. On a same store basis, excluding net revenue contributed from businesses sold or exited during the past year of $17.1 million and the effect of currency fluctuations of $1.3 million, net revenue declined 7.2% year-over-year.

North American Staffing revenue, which provides a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $229.4 million, a $20.3 million, or 8.2% decrease compared to North American Staffing revenue of $249.7 million in the third quarter of fiscal 2016. The decline was primarily driven by lower demand from customers in both professional and commercial job families, largely associated within the aerospace industry and a significant change in a transportation manufacturing client’s contingent labor strategy.

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed service programs businesses in Europe and Asia, was $29.0 million, a $3.5 million, or 10.9% decrease compared to $32.5 million from the third quarter of fiscal 2016, partially as a result of softening economic demand in the United Kingdom as well as foreign exchange rate fluctuations of $1.3 million. On a constant currency basis, International Staffing revenue decreased $2.2 million, or 7.2%, year-over-year.

Technology Outsourcing Services and Solutions revenue, which provides quality assurance, business intelligence and analytics and customer service support for companies in a variety of industries, was $24.3 million, up $0.5 million, or 2.0%, compared to $23.8 million in the prior year period, primarily due to an increase in customer care call center services demand, partially offset by lower volume in our quality assurance testing services.

Corporate and Other revenue, which primarily consists of the Company’s North American managed service business was $9.0 million, down $18.2 million, or 66.8%, compared to $27.2 million in the third quarter of fiscal 2016. The year-over-year revenue decline was primarily driven by the impact from the sale of Maintech, which occurred early in the second quarter of 2017. On a same store basis, excluding businesses sold or exited of $17.1 million, Corporate and Other revenue decreased $1.1 million, or 10.9%, year-over-year.

Selling, administrative and other operating costs in the third quarter of fiscal 2017 decreased $2.6 million, or 5.3%, to $46.9 million from $49.5 million in the third quarter of fiscal 2016. This decrease was primarily due to the sale of Maintech and the release of a reserve related to the dissolution of the Employee Welfare Medical Trust as well as reduced costs and improved operational efficiencies partially offset by higher IT costs related to the Company’s technology upgrade.

Net loss of $5.5 million in the third quarter of fiscal 2017 increased by $0.9 million, or 19.7%, from the third quarter of fiscal 2016. Excluding the impact from special items of $0.3 million, net loss for the third quarter of 2017 would have been $5.8 million on a Non-GAAP basis.

Adjusted EBITDA, which is a Non-GAAP measure, was $1.4 million in the fiscal 2017 third quarter, up $0.7 million, or 91.2% from $0.7 million (Non-GAAP) in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Liquidity
On July 14, 2017, the Company amended its Financing Program with PNC Bank National Association (“PNC”) to increase the permitted ratio of delinquent receivables to 2.5% from 2.0% for the period of July 2017 through September 2017.

Subsequent to the end of the quarter, on August 25, 2017, the Company further amended its Financing Program to adjust its financial covenants by: (1) lowering the required liquidity level amount, as defined therein, to $5.0 million from $25.0 million, and (2) lowering minimum targets for the Company’s earnings before interest and taxes for the fiscal quarter ended July 30, 2017 and the fiscal quarter ending October 29, 2017. The amendment also establishes a minimum $10.0 million block on the Company’s borrowing availability through the current term of the Financing Program.

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

These amendments provide the flexibility needed as we resolve certain temporary billing issues that impacted our liquidity during the post implementation phase of our information technology upgrade.

As of September 1, 2017, the Company had $38.9 million of global liquidity for working capital requirements as compared to $55.9 million in the prior quarter.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2017 third quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Thursday, September 7, 2017 at 7:30 p.m. Eastern Time through Thursday, September 21, 2017 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID # 13668325. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs and technology outsourcing services. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services assist with individual customer assignments, as well as customer care call centers and gaming industry quality assurance testing services. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

Results of Operations
(in thousands, except per share data)
(Unaudited)	Three Months Ended			Nine Months Ended
	July 30, 2017	April 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016

Net revenue	$289,924	$303,005	$330,625	$905,953	$993,169
Cost of services	244,205	255,886	282,098	766,225	847,602
Gross margin	45,719	47,119	48,527	139,728	145,567

Expenses:
Selling, administrative and other operating costs	46,931	51,171	49,543	146,992	153,294
Restructuring and severance costs	249	199	970	1,072	4,571
Impairment charge	-	290	-	290	-
Gain from divestitures	-	(3,938)	-	(3,938)	(1,663)
Total expenses	47,180	47,722	50,513	144,416	156,202

Operating loss	(1,461)	(603)	(1,986)	(4,688)	(10,635)

Interest income (expense), net	(976)	(891)	(826)	(2,725)	(2,346)
Foreign exchange gain (loss), net	(1,730)	184	(1,003)	(1,419)	(1,238)
Other income (expense), net	(277)	(311)	(402)	(1,187)	(1,101)
Loss before income taxes	(4,444)	(1,621)	(4,217)	(10,019)	(15,320)
Income tax provision (benefit)	1,074	(767)	393	930	2,037
Net loss	$(5,518)	$(854)	$(4,610)	$(10,949)	$(17,357)

Per share data:
Basic:
Net loss	$(0.26)	$(0.04)	$(0.22)	$(0.52)	$(0.83)
Weighted average number of shares	20,963	20,921	20,846	20,934	20,824

Diluted:
Net loss	$(0.26)	$(0.04)	$(0.22)	$(0.52)	$(0.83)
Weighted average number of shares	20,963	20,921	20,846	20,934	20,824

Segment data:

Net revenue:
North American Staffing	$229,372	$233,804	$249,730	$695,041	$739,186
International Staffing	29,018	30,231	32,565	89,599	99,766
Technology Outsourcing Services and Solutions	24,323	24,499	23,857	74,493	76,052
Corporate and Other	9,042	16,033	27,206	51,371	87,201
Eliminations	(1,831)	(1,562)	(2,733)	(4,551)	(9,036)
Net revenue	$289,924	$303,005	$330,625	$905,953	$993,169

Operating income (loss):
North American Staffing	$5,741	$3,058	$6,685	$11,627	$12,555
International Staffing	731	531	867	1,904	1,572
Technology Outsourcing Services and Solutions	972	1,075	(892)	3,633	2,411
Corporate and Other	(8,905)	(9,205)	(8,646)	(25,790)	(28,836)
Gain from divestitures	-	3,938	-	3,938	1,663
Operating loss	$(1,461)	$(603)	$(1,986)	$(4,688)	$(10,635)

Work days	63	65	63	187	187

Effective in the first quarter of fiscal 2017, in an effort to simplify and refine our internal reporting, the Company modified its intersegment sales structure between North American Staffing and Technology Outsourcing Services and Solutions segments. Accordingly, all prior periods have been recast to reflect the current segment presentation.

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)	Nine Months Ended
	July 30, 2017	July 31, 2016

Cash and cash equivalents, beginning of the period	$6,386	$10,188

Cash used in all other operating activities	(6,612)	(12,745)
Changes in operating assets and liabilities	3,574	11,430
Net cash used in operating activities	(3,038)	(1,315)

Proceeds from divestitures	15,224	36,648
Net cash used in all other investing activities	(6,971)	(14,041)
Net cash provided by investing activities	8,253	22,607

Repayment of long-term debt	-	(7,295)
Net cash provided by (used in) all other financing activities	2,155	(8,761)
Net cash provided by (used in) financing activities	2,155	(16,056)

Effect of exchange rate changes on cash and cash equivalents	2,601	(2,538)

Net increase in cash and cash equivalents	9,971	2,698

Cash and cash equivalents, end of the period	$16,357	$12,886

Cash paid during the period:
Interest	$2,815	$2,436
Income taxes	$2,256	$3,727

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	July 30, 2017	October 30, 2016
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$16,357	$6,386
Restricted cash and short-term investments	20,850	13,948
Trade accounts receivable, net of allowances of $881 and $801, respectively	195,893	193,866
Recoverable income taxes	3,498	16,979
Other current assets	11,636	11,806
Assets held for sale	698	17,580
TOTAL CURRENT ASSETS	248,932	260,565
Other assets, excluding current portion	26,638	25,767
Property, equipment and software, net	31,914	30,133
TOTAL ASSETS	$307,484	$316,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$27,088	$29,147
Accounts payable	40,726	32,425
Accrued taxes other than income taxes	21,830	22,791
Accrued insurance and other	29,095	34,306
Short-term borrowings	100,000	2,050
Liabilities held for sale	346	5,760
TOTAL CURRENT LIABILITIES	219,085	126,479
Accrued insurance and other, excluding current portion	10,467	9,999
Deferred gain on sale of real estate, excluding current portion	24,650	26,108
Income taxes payable, excluding current portion	5,500	6,777
Deferred income taxes	3,137	3,137
Long-term debt	-	95,000
TOTAL LIABILITIES	262,839	267,500

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,008,964 and 20,917,500 shares, respectively	2,374	2,374
Paid-in capital	78,044	76,564
Retained earnings	8,067	21,000
Accumulated other comprehensive loss	(5,890)	(10,612)
Treasury stock, at cost; 2,729,039 and 2,820,503 shares, respectively	(37,950)	(40,361)
TOTAL STOCKHOLDERS’ EQUITY	44,645	48,965
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$307,484	$316,465

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	July 30, 2017		July 31, 2016
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(5,518)		$(4,610)
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	249	(b)	970	(b)
Non-GAAP net loss	$(5,755)		$(4,126)

	Three Months Ended
	July 30, 2017		July 31, 2016
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(5,518)		$(4,610)
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	249	(b)	970	(b)
Depreciation and amortization	2,238		1,484
Share-based compensation expense	869		755
Total other (income) expense, net	2,983		2,231
Provision for income taxes	1,074		393
Adjusted EBITDA	$1,409		$737

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates primarily to Company-wide cost reduction plan implemented in the first quarter of fiscal 2016.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures on a constant currency basis and eliminating special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations or special items that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Volt Information Sciences Reports Fiscal 2017 Third Quarter Results
September 7, 2017

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA: does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.